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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2020

CLOUDCOMMERCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-13215	30-0050402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

321 Sixth Street San Antonio, TX	78215
(Address of Principal Executive Offices)	(Zip Code)

(805) 964-3313

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Tile of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement

On January 17, 2020, CloudCommerce, Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with Bountiful Capital, LLC, a Nevada limited liability company, (the “Investor”), pursuant to which the parties agreed that the Investor shall tender certain outstanding promissory notes to the Company for cancelation in exchange for 2,597 shares of the Company’s Series G Preferred Stock (the “Series G Preferred Stock”), $0.001 par value per share. The parties closed on the Exchange Agreement on February 6, 2020.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended, since, among other things, the transactions did not involve a public offering of the securities.

This description of the Exchange Agreement is only a summary and is qualified in its entirety by reference to the full text of the Exchange Agreement attached as Exhibit 10.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is incorporated by reference herein.

As previously reported, the Company entered into securities purchase agreements pursuant to which it issued convertible notes to various accredited investors, which notes are convertible into shares of the Company’s common stock on the terms and subject to the conditions set forth in the various securities purchase agreements and associated notes. Certain accredited investors converted an aggregate of $30,707.40 in principal, interest and fees resulting in the issuance of an aggregate of 28,200,000 shares of the Company’s common stock.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended, since, among other things, the transactions did not involve a public offering of the securities.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 6, 2020, the Company filed a Certificate of Designation (the “Certificate of Designation”) of Series G Preferred Stock with the Secretary of State of Nevada. The Certificate of Designation designates 2,600 shares of the Company’s authorized preferred stock as Series G Preferred Stock.

Each share of Series G Preferred Stock has a stated value of $100. The Series G Preferred Stock is convertible into shares of the Company’s common stock at a conversion price of $0.0019 per share, subject to adjustment. The Series G Preferred Stock may not be converted to common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock; provided, however, that the 4.99% beneficial ownership limitation may be waived by a holder of Series G Preferred Stock upon not less than 61 days’ prior notice to the Company. The holders of outstanding shares of Series G Preferred Stock are not entitled to receive dividends. The holders of the Series G Preferred Stock are entitled to a liquidation preference in an amount equal to $100 per share before any payments to holders of common stock; however, such liquidation preference shall rank junior to all outstanding shares of the Company’s Series A, B, C and D Preferred Stock. The Series G Preferred Stock has no preemptive or subscription rights, and there is no sinking fund provisions applicable to the Series G Preferred Stock. The Series G Preferred Stock does not have voting rights, except as required by law and with respect to certain protective provisions set forth in the Certificate of Designation.

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This description of the Certificate of Designation is only a summary and is qualified in its entirety by reference to the full text of the Certificate of Designation attached as Exhibit 3.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series G Preferred Stock
10.1	Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLOUDCOMMERCE, INC.

Date: February 12, 2020	By:	/s/ Andrew Van Noy
Name: Andrew Van Noy
Title: Chief Executive Officer

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